UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/02/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 2, 2011, the Company and its secured lender, WB QT, LLC ("WB QT"), entered into an Agreement and Amendment (the "Agreement") pursuant to which the Company and WB QT agreed to amend the maturity date for each of the three convertible promissory notes held by WB QT (the "Convertible Notes") to December 15, 2011.    In consideration for WB QT's execution of the Agreement, the Company agreed to provide WB QT with a cash payment of $200,000 and a three year common stock purchase warrant (the "Lender Warrant") entitling WB QT to purchase up to 540,000 shares of the Company's common stock at an exercise price of $2.12 per share. The exercise price of the Lender Warrant is subject to customary anti-dilution provisions in the event of a stock split, stock dividend or similar corporate event. The foregoing description of the Agreement and the Lender Warrant is not a complete description of the terms thereof and is qualified in its entirety by reference to the complete text of such Agreement and Lender Warrant, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures in Item 1.01 are incorporated herein by reference. The Lender Warrant was issued to an accredited investor in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. The transaction did not involve a public offering, was made without general solicitation or advertising, and there was no underwriter and no underwriting commissions or discounts.

Item 9.01.    Financial Statements and Exhibits

10.1 Agreement and Amendment, dated November 2, 2011, between the Company and WB QT.
10.2 Form of Lender Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: November 03, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Agreement and Amendment
EX-10.2	Lender Warrant